EXHIBIT 10.24 (i)

AMENDMENT ONE

TO

EMPLOYMENT AGREEMENT

Effective January 1, 2003, this AMENDMENT ONE TO EMPLOYMENT AGREEMENT by and between Anthem, Inc., (the “Company) and Thomas G. Snead (the “Executive”) hereby amends the EMPLOYMENT AGREEMENT (the “Agreement”) between the parties dated as of the 27th day of April, 2002, as follows:

1.	Section 2 of the Agreement is hereby amended by deleting the termination date and inserting in place thereof the 31st day of December, 2005.

2.	Section 11 of the Agreement is hereby amended by deleting from Subsections (a), (d), (e), and (f) the phrase “for the remainder of the Term,” and inserting in the first paragraph after the word “pay” the phrase “, for the greater of two (2) years or the remainder of the Term,”.

3.	All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this AMENDMENT ONE TO EMPLOYMENT AGREEMENT effective as of the day and year first above written.

Thomas G. Snead	Anthem Insurance Companies, Inc.

/s/ Thomas G. Snead	By:	/s/ Larry C. Glasscock

Name: Larry C. Glasscock Title: President and CEO